Exhibit 10.2

ODONATE THERAPEUTICS, INC.

2017 STOCK OPTION PLAN

1.	Purpose.

The purpose of this Odonate Therapeutics, Inc. 2017 Stock Option Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of Odonate Therapeutics, Inc. (“Odonate”) and Odonate’s stockholders by providing stock-based compensation.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means any entity in which Odonate has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(b)    “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

(d)    “Board” means the board of directors of Odonate.

(e)    “Cause” has the meaning set forth in a Grant Notice or other written employment or services agreement between the Participant and Odonate or an Affiliate thereof, or if no such meaning applies, means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against Odonate or its affiliates; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and Odonate or of any statutory duty owed to Odonate or its affiliates; (iv) such Participant’s unauthorized use or disclosure of Odonate’s or its affiliates’ confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a Participant’s Separation from Service is either for Cause or without Cause shall be made by the Administrator in its sole discretion. Any determination by the Administrator that a Participant’s Separation from Service was by reason of dismissal without Cause for the purposes of the Plan shall have no effect upon any determination of the rights or obligations of Odonate or such Participant for any other purpose. A Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to his or her termination of employment or service that grounds for termination of his or her employment or service for Cause existed at the time of his or her termination of employment or service.

(f)    “Change in Control” means: (i) the merger, consolidation or sale or other transfer of outstanding shares of Common Stock of Odonate in a single transaction or a series of related transactions, in each case in which the holders of outstanding Common Stock of Odonate immediately prior to such transaction do not hold at least a majority of the shares of stock or other voting equity interests of the surviving entity immediately after such transaction; (ii) the sale of all or substantially all of the assets of Odonate; or (iii) the liquidation or dissolution of Odonate, in each case as determined by the Administrator in its reasonable discretion.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)    “Committee” means the Compensation Committee of the Board (or any successor committee), or the officer, officers or committee as designated by the Board to administer the Plan under Section 6.

(i)    “Common Stock” means the common stock of Odonate, par value $0.01 per share, or any securities into which such Common Stock may be converted.

(j)    “Company” means Odonate Therapeutics, Inc., a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

(k)    “Disability” means the Participant’s inability to perform his or her duties under the agreement under which the Participant provides services to Odonate or an affiliate, even with reasonable accommodation, because the Participant has become permanently disabled within the meaning of any policy of disability income insurance covering employees of Odonate then in force. In the event Odonate has no policy of disability income insurance covering employees of Odonate in force when the Participant becomes disabled, the term “Disability” shall mean the Participant’s inability to perform his or her duties under the agreement under which the Participant provides services to Odonate, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Administrator, based upon medical advice or an opinion provided by a licensed physician acceptable to the Administrator, determines to have incapacitated the Participant from satisfactorily performing all of his or her usual services for Odonate, with or without reasonable accommodation, for a period of at least 6 consecutive months during any 12 month period. Based upon such medical advice or opinion, the determination of the Administrator shall be final and binding and the date such determination is made shall be the date of such Disability for purposes of this Plan.

(l)    “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4 of the Plan.

(m)    “Eligible Person” any current or prospective employee, officer, non-employee director or other service provider of Odonate or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to employees.

(n)    “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(o)    “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)    “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)    “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to a Grant Notice. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(r)    “Grant Notice” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Option. A Grant Notice may be in the form of an agreement to be executed by both the Participant and Odonate (or an authorized representative of Odonate) or certificates, notices or similar instruments as approved by the Committee and designated as such.

(s)    “Participant” means any Eligible Person to whom Options have been granted from time to time by the Committee and any authorized transferee of such individual.

(t)    “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) Odonate or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Odonate or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of Odonate in substantially the same proportions as their ownership of stock of Odonate.

(u)    “Plan” means the Odonate Therapeutics, Inc. 2017 Stock Option Plan as set forth herein and as amended from time to time.

(v)    “Separation from Service” or “Separates from Service” means the termination of Participant’s employment with Odonate and all Subsidiaries that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(w)    “Subsidiary” means any business entity (including a limited liability company, corporation or a partnership) in which Odonate owns (either directly or indirectly through one or more other Subsidiaries) 50% or more of the total combined voting power of all classes of outstanding equity interests.

(x)    “Substitute Options” means Options granted or Common Stock issued by Odonate in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by Odonate or any Subsidiary or with which Odonate or any Subsidiary combines.

(y)    “Termination of Employment” means ceasing to serve as an employee of Odonate and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for Odonate and its Subsidiaries, except that with respect to all or any Options held by a Participant: (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment;” (ii) the Committee may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which Odonate or a Subsidiary is a party is not considered a “Termination of Employment;” (iii) service as a member of the Board shall constitute continued employment with respect to Options granted to a Participant while he or she served as an employee; and (iv) service as an employee of Odonate or a Subsidiary shall constitute continued employment with respect to Options granted to a Participant while he or she served as a member of the Board or other service provider. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with Odonate and its Subsidiaries for purposes of any affected Participant’s Options, and the Committee’s decision shall be final and binding.

3. Eligibility.

Any Eligible Person is eligible for selection by the Committee to receive an Option.

4.	Effective Date and Termination of Plan.

This Plan shall become effective on December [    ], 2017 (the “Effective Date”). The Plan shall remain available for the grant of Options until the 10th anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and Odonate arising under Options theretofore granted.

5.	Shares Subject to the Plan and to Options.

(a)    Aggregate Limits. The aggregate number of shares of Common Stock underlying Options issuable under the Plan shall be equal to 4,800,000 (the “Plan Reserve”). The aggregate number of shares of Common Stock underlying Options available for grant under this Plan and the number of shares of Common Stock subject to Options outstanding at the time of any event described in Section 10 shall be subject to adjustment as provided in Section 10. The shares of Common Stock issued pursuant to Options granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by Odonate, including shares purchased in the open market.

(b)    Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise of an Option. Shares of Common Stock subject to Options that have been canceled, expired, forfeited or otherwise not issued under an Option shall not count as shares of Common Stock issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by: (i) shares subject to Options that have been terminated, expired unexercised, forfeited or settled in cash; (ii) shares subject to Options that have been retained or withheld by Odonate in payment or satisfaction of the exercise price or tax withholding obligation of an Option; or (iii) shares subject to Options that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to Odonate in payment or satisfaction of the exercise price or tax withholding obligation of an Option shall be available for issuance under this Plan.

(c)    Substitute Options. Substitute Options shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by Odonate or any Subsidiary, or with which Odonate or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Options under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Options using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

(d)    Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to the Plan Reserve, which number shall be adjusted pursuant to Section 10 only to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(e)    Limits on Options to Non-Employee Directors. The aggregate dollar value of equity-based (based on the grant date fair value of Options) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $500,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or lead independent director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to 200% of the foregoing limit.

6.	Administration of the Plan.

(a)    Administrator of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Option intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of Odonate, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of Odonate (who are not also directors) the authority to grant Options, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any executive officer or non-employee director of Odonate as a recipient of any Options granted under such delegated authority. The Committee hereby delegates to and designates the Chief Financial Officer of Odonate (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Options granted under the Plan, including without limitation those powers set forth in Section 6(b)(iv) through (ix) and to execute agreements evidencing Options made under this Plan or other documents entered into under this Plan on behalf of the Committee or Odonate. The Committee may further designate and delegate to one or more additional officers or employees of Odonate or any subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Options granted under the Plan.

(b)    Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:

(i)    to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii)    to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Options shall be granted hereunder and the timing of any such Options;

(iii)    to prescribe and amend the terms of the Grant Notices, to grant Options and determine the terms and conditions thereof;

(iv)    to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Option;

(v)    to prescribe and amend the terms of or form of any document or notice required to be delivered to Odonate by Participants under this Plan;

(vi)    to determine the extent to which adjustments are required pursuant to Section 10;

(vii)    to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii)    to approve corrections in the documentation or administration of any Option; and

(xi)    to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding anything in this Plan to the contrary, the Committee shall exercise its discretion in a manner that causes Options granted under the Plan to be compliant with or exempt from the requirements of Section 409A of the Code section. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Option, the Committee shall not take any action with respect to any Option that constitutes: (i) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right; (ii) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C); or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 14, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to Odonate or an Affiliate. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in Section 14, waive, settle or adjust any of the terms of any Option so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c)    Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Option granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Option. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of Odonate and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)    Subsidiary Awards. In the case of a grant of an Option to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Odonate issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

7.	Plan Awards.

(a) Terms Set Forth in Grant Notice. Options may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Option shall be set forth in a Grant Notice in a form approved by the Committee for such Option, which Grant Notice may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Grant Notice for any Option shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from Odonate. The terms of Options may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Options subject to uniform terms. Accordingly, the terms of individual Grant Notices may vary.

(b)    Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at or after the time of grant of an Option the provisions governing the effect(s) upon an Option of a Participant’s Termination of Employment.

(c)    Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Option (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 10 of this Plan or as otherwise provided by the Committee.

8.	Options.

(a)    Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or Odonate’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Option may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of: (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

(b)    Vesting. Options granted under this Plan, unless otherwise set forth in the applicable Grant Notice, shall vest as follows: (i) 25% of the aggregate number of Options subject to a Grant Notice will vest on the first anniversary of the date of grant; and (ii) the remaining 75% of the Options subject to the Grant Notice will vest in equal monthly installments over the following 36 months, such that the Options are fully vested as of the fourth anniversary of such date of grant. Upon a Termination of Employment, unless otherwise provided in the applicable Grant Notice, Options shall vest and/or be forfeited according to the following provisions:

(i)    No Options shall continue to vest after the date of Termination of Employment.

(ii)    If a Participant experiences a Termination of Employment due to an involuntary termination for Cause, all such options shall immediately forfeit, whether or not they are vested.

(c)    No Repricing without Stockholder Approval. Other than in connection with a change in Odonate’s capitalization (as described in Section 10), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Option and, at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for cash or a new Option with a lower (or no) exercise price.

(d)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to Odonate in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e)    Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of Odonate (a “10% Stockholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than 5 years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either: (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of Odonate and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted; or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(f)    No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9.	Conditions and Restrictions Upon Securities Subject to Options.

The Committee may provide that the Common Stock issued upon exercise of an Option shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Option (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Option. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Option, including without limitation: (i) restrictions under an insider trading policy or pursuant to applicable law; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements; (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (iv) provisions requiring Common Stock be sold on the open market or to Odonate in order to satisfy tax withholding or other obligations.

10.	Adjustment of and Changes in the Stock.

(a)    The number and kind of shares of Common Stock available for issuance under this Plan (including under any Options then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends) or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Options as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to Odonate’s security holders. The terms of any outstanding Option shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Option, vesting and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Options or different types of Options. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

(b)    In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common

Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Options. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Option may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Options that are not exercised within a time prescribed by the Committee in its sole discretion.

(c)    Unless otherwise expressly provided in the Grant Notice or another contract, including an employment or services agreement, or under the terms of a transaction constituting a Change in Control, the Committee may provide that, following a Participant’s Termination of Employment without Cause within 24 months following a Change in Control, such Participant shall have the ability to exercise any portion of the Option not previously exercisable. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Options upon the Change in Control, immediately prior to the Change in Control, all Options that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control, the Participant shall have the ability to exercise such Option, including any portion of the Option not previously exercisable. In no event shall any action be taken pursuant to this Section 10(c) that would change the payment or settlement date of an Option in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d)    Notwithstanding anything in this Section 10 to the contrary, in the event of a Change in Control, the Committee may provide for the: (i) the acceleration of vesting of all outstanding Options; or (ii) cancellation and cash settlement of all outstanding Options.

(e)    Odonate shall notify Participants holding Options subject to any adjustments pursuant to this Section 10 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(f)    Notwithstanding anything in this Section 10 to the contrary, an adjustment to an Option under this Section 10 shall be made in a manner that will not result in the grant of a new Option under Section 409A of the Code.

11.	Transferability.

Each Option may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing: (i) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee; and (ii) a Participant may transfer or assign an Option as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options only during lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the

Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Option.

12.	Compliance with Laws and Regulations.

This Plan, the grant, issuance, vesting, exercise and settlement of Options hereunder and the obligation of Odonate to sell, issue or deliver shares of Common Stock under such Options, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. Odonate shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent Odonate is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Odonate’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, Odonate and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Option unless a registration statement with respect to the Common Stock underlying such Option is effective and current or Odonate has determined, in its sole and absolute discretion, that such registration is unnecessary.

In the event an Option is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Option as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Options in order to comply with such foreign law and/or to minimize Odonate’s obligations with respect to tax equalization for Participants employed outside their home country.

13.	Withholding.

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to Odonate for the satisfaction of any withholding tax obligations that arise with respect to any Option, or the issuance or sale of any shares of Common Stock. Odonate shall not be required to recognize any Participant rights under an Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by Odonate withholding cash from any compensation otherwise payable to or for the benefit of a Participant, Odonate withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Option or by the Participant tendering to Odonate cash or, if allowed by the Committee, shares of Common Stock.

14.	Amendment of the Plan or Options.

The Board may amend, alter or discontinue this Plan and the Committee may amend or alter any agreement or other document evidencing an Option made under this Plan but, except as provided pursuant to the provisions of Section 10, no such amendment shall, without the approval of the stockholders of Odonate:

(a)    increase the maximum number of shares of Common Stock for which Options may be granted under this Plan;

(b)    reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c)    reprice outstanding Options as described in Section 8(c);

(d)    extend the term of this Plan;

(e)    change the class of persons eligible to be Participants;

(f)    increase the individual maximum limits in Section 5(d) or 5(e); or

(g)    otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Option or Grant Notice shall be made which would materially impair the rights of the holder of an Option, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either: (i) is required or advisable in order for Odonate, the Plan or the Option to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard; or (ii) is not reasonably likely to significantly diminish the benefits provided under such Option, or that any such diminishment has been adequately compensated.

15.	No Liability of Company.

Odonate, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which Odonate has been unable to obtain from any regulatory body having jurisdiction the authority deemed by Odonate’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Option granted hereunder.

16.	Non-Exclusivity of Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of Odonate for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Governing Law.

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Options to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

18.	No Right to Employment, Reelection or Continued Service.

Nothing in this Plan or a Grant Notice shall interfere with or limit in any way the right of Odonate, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Option itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Option nor any benefits arising under this Plan shall constitute an employment contract with Odonate, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of Odonate, its Subsidiaries and/or its Affiliates.

19.	No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and Odonate shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of Odonate to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Odonate’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that Odonate may have to indemnify them or hold them harmless.

20.	Severability.

If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

21.	Unfunded Plan.

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of Odonate with respect to their Options. If the Committee or Odonate chooses to set aside funds in a trust or otherwise for the payment of Options under the Plan, such funds shall at all times be subject to the claims of the creditors of Odonate in the event of its bankruptcy or insolvency.

22.	Clawback/Recoupment.

Options granted under this Plan will be subject to recoupment in accordance with any clawback policy that Odonate adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which Odonate’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Grant Notice as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and Odonate.

*         *         *